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                                  EXHIBIT 99.1

Contact: Premiere Technologies, Inc.
Media Calls:
Marcia H. Scott
VP Communications
Premiere Technologies
404.262.8462

Investor Calls:
Harvey Wagner
Chief Financial Officer
Premiere Technologies
404.262.8528



For Immediate Release

PREMIERE TECHNOLOGIES SECOND-QUARTER AND FULL-YEAR RESULTS TO BE SIGNIFICANTLY BELOW ANALYST EXPECTATIONS



ATLANTA, June 10, 1998 -- Premiere Technologies, Inc. (NASDAQ: PTEK) (www.premtek.com) today announced that because of financial difficulties experienced by a licensing customer and by a strategic partner in the company's 800-based services unit, revenue shortfalls in its voice messaging business unit, as well as other unanticipated costs and one-time charges totaling approximately $17.0 million on a pre-tax basis, or $0.22 per share, the company expects to report an after-tax loss for the quarter ending June 30, 1998, of between $0.07 and $0.11 per share. Excluding these charges, the after-tax earnings for the quarter are anticipated to be in the range of $0.09 to $0.13 per share.

Premiere anticipates that second-quarter revenues will be in the range of $120 million to $125 million, an increase of approximately 25 percent over the same period last year. In addition to the factors listed above, this anticipated second quarter revenue range includes the results of the company's decision to discontinue unprofitable portions of its prepaid calling card business, which were anticipated to contribute approximately $9.0 million of revenue per quarter.

For the year, the company currently expects to report an after-tax loss per share, after special charges, of between $0.13 and $0.17, on total revenue of $490 million to $500 million, a 25 percent increase in revenue over 1997. Excluding these charges, after-tax earnings are anticipated to be between $0.50 and $0.54 per share.


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The company said the anticipated shortfall in its 800-based services unit results largely from reserves for notes and accounts receivable primarily related to the previously mentioned customers. One recently filed for protection under Chapter 11 of the Bankruptcy Code and the other initiated a general creditors' meeting to discuss a restructuring of its business and liabilities with its creditors. Subsequent to these events, and after further bankruptcy court proceedings and assessments, the company determined that the financial prospects for these customers warranted that it take a charge of approximately $7.5 million, or $0.10 per share, to account for bad debt reserves related to these two companies. Premiere emphasized that the reserves and other charges reflect a continued conservative fiscal approach to its business, and that it will diligently pursue collection of these receivables through all available legal remedies, in the event these customers are unable to restructure their businesses and satisfy their financial obligations. The company expects a revenue shortfall from these customers of approximately $19 million for the year.

The company also stated that it has experienced difficulty in achieving its anticipated revenue and earnings from its voice messaging business unit, due to difficulties in consolidating and integrating its sales function. Revenue from this division is anticipated to be significantly below company expectations for the quarter and the year. The company has reorganized its sales structure to combine direct and wholesale sales in order to address this shortfall.

In addition to the $7.5 million charge above, the remainder of the $17.0 million charge consists of the unanticipated costs and one-time charges of approximately $9.5 million, or $ 0.12 per share, related to Premiere's previously announced new subsidiary, Orchestrate.com, as well as costs associated with the Xpedite acquisition and the write-down of certain assets to anticipated net realizable value.

"While we are clearly disappointed with the impact that our two financially troubled customers have had on our 800-based services unit and the slower than anticipated growth in our voice messaging unit, our other businesses continue to perform well," said Premiere Chairman and Chief Executive Officer Boland T. Jones. "We are confident that our strategy to create an integrated suite of Internet-based and other enhanced communications services continues to be the correct formula to build value for our customers and other business partners and, in turn, to build long-term value for our shareholders."

Mr. Jones said the company has made the realization of the synergies in its global voice and data network its number-one priority over the past year and that management is pleased with the results of these focused efforts. Expansion of the network continues on schedule, with plans to enter eight new countries this year. Moreover, Premiere has achieved this success while sustaining average gross margins in excess of 65 percent.

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Mr. Jones noted that the company is continuing its focus toward consolidating reducing selling, general and administrative (SG&A) costs. Due to Premiere's dramatic internal and acquisition-related growth in revenues and employee base, including the costs necessary to build the larger centralized infrastructure needed to support this growth, these costs have remained above targeted levels. The company is committed to reducing SG&A as a percentage of revenue over time. As part of this process, the company will implement a shared services structure in which all administrative services are consolidated under CFO Harvey Wagner. This will allow the company to grow without adding significant costs.

"We are aggressively addressing the current challenge and are determined to achieve our goal of making Premiere the world's best enhanced communications company. The actions we are announcing today, while obviously painful in the near term, reflect Premiere's financial conservatism and our determination to build a solid foundation for profitable growth," Mr. Jones stated.

Mr. Jones added that the company is very proud of the strategic acquisitions that have allowed it to grow from 1996 annual revenues of approximately $52 million to a 1998 run rate of approximately $500 million. "Now is the time to complete our plan by adding experienced key players to Premiere's world class management team, whose talents will helps us integrate our businesses and realize the benefits of these exceptional acquisitions," said Mr. Jones.

To achieve these goals, the company engaged a national management consulting firm several months ago to help define a management structure commensurate with Premiere's current and anticipated growth. In addition, Mr. Jones recently commenced a search for a President and Chief Operating Officer to assist him in managing day-to-day operations in close cooperation with the other members of Premiere's senior management team. The company is also seeking to hire a treasurer who will assist the CFO in implementing the company's tightened credit control program.

These additions will complement several other key management positions that have been filled in the past few months. In April, Harvey A. Wagner joined Premiere as its Executive Vice President Finance and Administration and Chief Financial Officer. In addition, the company appointed Max Slifer, previously Executive Vice President of Sales and Marketing for Xpedite Systems, Inc., to the newly created position of Senior Vice President Sales, North America for all Premiere business units other than Orchestrate.com. Mr. Slifer has extensive national sales experience and has already implemented a number of initiatives to integrate the company's global sales force. On May 26, the company announced the appointment of William Porter "Billy" Payne, currently vice chairman of NationsBank and the driving force behind the 1996 Centennial Olympic Games, to head up Premiere's newly-formed subsidiary, Orchestrate.com. Mr. Payne brings significant management and international business experience to the Premiere management team.

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Atlanta-based Premiere Technologies, Inc. is a leading provider of the enhanced communications services that business professionals rely on every day. The company does this by integrating the Internet with voice mail, fax, e-mail, conference calling and mobile communications. Premiere is the first single-source provider and integrator of all these communications services through both the Internet and the telephone. The company was founded in 1991. In addition to Orchestrate.com, the Company's principal operations include WORLDLINK (800-based services), Voice-Tel and VoiceCom (voice messaging), Xpedite (enhanced fax and document distribution) and American Teleconferencing Services (conference calling and enhanced group communications services).

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based on management's belief as well as assumptions made by, and information currently available to, management pursuant to the 'safe harbor' provisions of the Private Securities Litigation Reform Act of 1995. Premiere's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors, including those identified in Premiere's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and its Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.